Maximum Credit Volume Loan Agreement (TRANSLATION)

Borrower: Long-e Technology (Shenzhen) Co., Ltd
Legal representative: Bu Shengfu
Official address: Block C, Seaside Industry Zone, Xingye Rd., Xi’xiang, Bao’an District, Shenzhen
Post address: C-6F, Huahan Chuangxin Block, Keyuan Rd., Hi-tech Industry Zone, Nanshan District, Shenzhen

Lender: Bank of Communications Shenzhen Huafu Branch
Representative: Li Canzhou
Post address: 1st Floor, Zhonghang Building, Zhenhua Rd., Futian District, Shenzhen

Whereas, borrower applies for the credit volume from lender, both parties herein entered into an agreement based on friendly negotiation to defined responsibilities of each others.

I. Content of Credit

1.1 The “credit volume” hereinafter, with respect to articles of this agreement, which refers to 1) maximum amount of balance of loan lent to borrower by lender (applicable to recycling loan), or 2) maximum credit volume offered to borrower accordingly (one-off credit volume shall apply). “Balance of Loan” refers to total volume of principal for obtained but uncleared line of credit acquired by borrower herein. “Total credit volume” refers to total amount of principal obtained by borrower pursuant to agreement herein. “Balance of credit volume” refers to amount acquired by credit volume deducting balance of loan( applicable for recycling credit), or credit volume deducting total volume of loan (applicable for one-off credit volume). “Period of credit” refers to offering period of loan which pursuant to borrower’s application and provisions or definitions herein, referring to the occurrence period of loan not loan period, which would be defined in relevant “Application for Credit Volume”.

1.2 Currency of credit: RMB; Amount in capital: Twenty million RMB;

1.3 Division of Credit Volume as follow:
☑RMB twenty millions (currency and amount) liquid capital credit volume, may use for ☑RMB □                                (currency);

□one-off credit volume ☑ recycling volume □                                 (currency in capital)
                     (project) loan for fixed assets should be one-off credit loan, may use □RMB □                             (currency).

1.4 Classified credit volume defined in provision 3.1 refers to maximum amount of relevant type of credit balance(applicable for recycling credit volume) or maximum amount for total volume of loan(applicable for one-off credit volume). Any kind of loan will be restricted by its relevant classified credit (defined in provision 1.3 herein that each applicable type of classified credit volume with respect to each kind of credit loan) volume as well as total credit volume.

1.5 Credit period from January 15th ,2008 to January 15th ,2008.

1.6 If the loan is recycling, borrower could make multiple applications for applicable credit volume for obtaining of loan pursuant to provision defined herein, however, balance of loan could not exceed credit volume. If the loan is one-off, borrower could make multiple applications for applicable credit volume for obtaining of loan pursuant to provision defined herein under the condition that the total loan volume could not exceed agreed limit.

II. Use of credit volume

2.1 Borrower shall make applications to lender for five working days ahead at least for use of credit volume. In the process of application, borrower shall fill in “Application for Credit Volume”. The application shall be reviewed and get consent from lender before use.

2.2 Each use of credit volume shall comply with all following provisions:
(1) Loan balance (applicable for recycling credit volume) or total credit volume (applicable for one-off credit volume) would not exceed total maximum amount of loan as well as relevant classified credit volume;
(2) Credit volume applied shall not exceed loan balance;
(3) Application date and offering date shall be later than expire date of credit period;
(4) Purpose for applied liquid capital loan shall limit in working capital;
(5) Loan period for applied liquid loan shall not more than 12  ☑ month □year, furthermore, offering date of gross loan shall not later than July 15th ,2009;
(6) If there are guarantee contracts under this loan agreement have entered into force and continuously come into effect, moreover, these guarantee contracts shall be mortgage contracts or pledge contracts, the guaranteed property rights shall be set up and continuously come into effect;
(7) Borrower shall finish procedures for official permission, approval or registration requested by lender in process of loan application, and all the necessary permission, approval or registration shall keep continuously come into effect;
(8) Operation and financial conditions of borrower shall not have adverse changes;
(9) Application by borrower shall meet requirements of relevant regulations and bylaws of lender;
(10) Borrower does not have violation on provision herein;

(11) Other provisions shall be requested for application of fixed assets loan:

2.3 Lender shall stamp chop on “Application for Credit Volume” after its review on borrower’s application and offering of loan. Currency, amount, use, interest rates, period, offering date and returning date of each loan will pursuant to “Application for Credit Volume”.

2.4 Use conditions of loan will get the reference from documents, certificates and documentation maintained by lender.

2.5 If currency on “Application for Credit Volume” is different from which in credit volume, it is only used for confirming credit volume, currency shall be converted by started conversion rate announced by bank of communications.

2.6 If borrower becomes a shareholder or “actual holding person” which defined in Corporation Law of guarantor, lender has right to suspend or cancel the unutilized credit volume under the condition that guarantor has provide the lender acceptable written consent of shareholder meeting on approving to provide guarantee services to borrower.

III. Calculation and Payment of Interest Rate and Interest

3.1 Interest rate shall be determined dually by both parties pursuant to lender’s interest rate system as well as the records in each “Application for Credit Volume”.
Daily interest rate= monthly interest rate/30
Monthly interest rate= annual interest rate/12

If record in “Application for Credit Volume” is fixed interest rate in RMB, so that this loan shall perform fixed interest rate among loan period.

If record in “Application for Credit Volume” is floating interest rate in RMB, and if People’s bank adjusts benchmark interest rate, therefore, lender is entitled to adjust interest rate of relevant loan accordingly, adjustable rate shall keep the same range and be applicable since the rate adjusting date. If People’s bank adjusts the benchmark interest rate to be floating one or cancelled benchmark interest rate among loan period, both parties shall negotiate on loan interest rate separately, and the adjusted rate shall not be lower than current interest rate. If both parties would not enter into an agreement on adjustment of interest rate over one month after adjusting date announced by People’s bank, lender has the right to announced all loans under the agreement herein shall be expired advanced in total.

3.2 Calculation of Interest
3.2.1 Normal interest = agreed interest rate in agreement herein* loan volume * number of using days
Using days shall be calculated from loan offering date to repayment date.

3.2.2 Penalty interest for overdue loan shall accordance to loan penalty interest rate, calculating by overdue amount and actual delaying days. Penalty interest rate shall be: if the loan offers in RMB, the penalty rate shall add 100% on interest rate recorded in “Application for Credit Volume”; if the loan shall offer in foreign exchange, the penalty rate shall add                           on interest rate recorded in “Application for Credit Volume”.

3.2.4 If overdue or misappropriate loan by floating rate meets the adjustment of benchmark interest rate performed by People’s bank, therefore, lender has right to adjust penalty interest rate accordingly and perform new penalty interest rate since the adjusting date of interest announced by People’s bank.

3.3 Loans under the agreement herein shall take the (2) method of interest calculation, borrower shall pay back loan principal and interest in total. Interest calculation date shall be the interest repayment date as well:
(1) Interest shall be calculated on the 20th day of the third month at the end of a quarter;
(2) Interest shall be calculated on the 20th date at the end of every month.

3.4 Other provisions on interest

IV. Statement and Guarantee of Borrower

4.1 Borrower established accordance with the law, having necessary capacity for right in order to perform duties and obligations herein and undertake civil liability.

4.2 Signing and performing this agreement is the real meaning of expression by borrower, and get all requested consent, approval and authority without existing any legal flaws.

4.3 All documents, statements, data and information, which are provided by borrower to lender in process of signing and performing this agreement, shall be true, accurate, complete and effective, without hiding any information which would influence borrower’s financial conditions and repayment ability.

4.4 Borrower could not be shareholder of guarantor or “actual holding person” defined in Corporation Law, furthermore, borrower do not have schedule of becoming shareholder of guarantee or actual holding person.

V. Duties and Obligations of Lender

5.1 Borrower shall have right to recover loan principal, interest rate (including compound interest, penalty interest of overdue and misappropriate loan) in total accordance to the agreement herein, as well as charging expenses payable by borrower and perform all other obligations or rights determined by laws, regulations or provisions herein applicable.

5.2 All the commercial secrets and financial information, operation information or other information shall be confidential which indicated by borrower, under the conditions that should be disclosed by applicable laws, regulations or other specifications or agreement, lender must not disclose anything to anyone else or the third party without written consent from borrower.

VI. Duties and Obligations of borrower

6.1 Borrower shall repay loan principal and relevant interest pursuant to the determined time, amount, currency and interest rate recorded in “Application for Credit Volume” and agreement herein. Borrower shall not pay back loan advanced without written consent of lender.

6.2 Borrower shall use the loan by the credit volume and purpose accordance to agreement herein and “Application for Credit Volume” respectively.

6.3 Borrower shall undertake expenses under the agreement, excluding notarization fee, identification charges, assessment fee and registration fee, etc..

6.4 Borrower shall accorded the operation systems and practices for lender and loan, including but not limited to the lender’s supervision on the conditions of use and operation of borrower, provide all requested financial statements, other data and information timely by lender as well as ensure all the submitted documents, data or information shall be true, complete and accurate.

6.5 Borrower shall make written notice 30 days ahead to lender if meet one of conditions mentioned below or ahead the date of liquidating all the loan principal or provide lender receivable repayment plan and guarantee:
(1) sell, donate, rent, loan, transfer, mortgage, ledge or use other methods to deal with total or partial assets or essential assets;
(2) operation system or property organization form have great changes, including but not limited to implementation of contractor, leasing, joint venture, reformation of cooperation system, reformation of stock cooperative system, sell of business, merger, establishment of subsidiaries, property right transfer, capital reduction, etc..

6.6 Borrower shall make written notice 7days ahead to lender when meet anything mentioned below:
(1) amendment of bylaws, change of company’s name, legal representative, location, address or business scope and other business registration affairs, or decisions which having significant impact on financial or personnel aspects;

(2) borrower or guarantor scheduled to apply for bankrupt or possibly being bankrupt by loaner;

(3) with respect to significant litigant, arbitral or administrative measures, or, main assets or guaranteed materials have been take property protection or other coercive measures;
(4) to provide guarantee for third party, and so business condition, financial condition or capacity for performing agreement herein which shall have significant adverse effects;
(5) to sign contracts which shall have significant adverse effects on borrower’s business and financial conditions;
(6) suspend operation, shut down, dissolution, stop operation for consolidation or withdraw of business license of borrower or guarantee;
(7) borrower or legal representative or managerial officers of borrower broke law or breach business rules;
(8) operation have significant difficulties, or have deterioration on financial conditions, or things may influence borrower’s operation condition or financial condition or repaying capacity happened;
(9) have related business and business amount has reached or over 10% of assets currently audited;
(10) borrower become or possibly become shareholder or “actual holding person” which defined in Corporation Law before repaying debt in total.

6.7 If guarantee under agreement herein has changes not conducive to lender’s claim, borrower shall provide other guarantee acceptable and requested by lender.

“Changes” herein refers to and not limited to: merger, separate, suspend operation, shut down, dissolution, stop operation to consolidation, being withdrew of business license, apply or being applied for bankrupt of guarantee; operation conditions or financial conditions of guarantor have significant changes; guarantor concerning significant litigant, arbitral or administrative measures, or main assets have been taken property protection or other coercive measures; value reduction of collateral or possible reduction or being quarantined and other property protection measures; legal representative or managerial officers of borrower broke law or breach business rules; guarantee being lost or death(announced to be death)if it is an individual; guarantee breach the provision of agreement within; guarantee has controversy with borrower; guarantee requests to cancel the guarantee contract; guarantee contract does not effective or being cancelled; collateral has not being set up or ineffective; other things influencing safety of lender’s loan, etc..

VII. Other provision determined

Whether the credit volume could be offered shall depend on requirement on the control of loan volume.

VIII.Adjustment of credit volume and expired in advance of loan

Lender has right to lower, suspend or cancel volume under agreement herein, announcing borrower’s loan under this agreement to be partially or totally expired in advance and repay principal and interest in total if occurs anything mentioned below:

(1) borrower does not pay back loan principal or interest accordance to “Application for Credit Volume” agreed;
(2) statements and guarantee made in article four by borrower are untrue;
(3) borrower breaches other provision of agreement herein;
(4) listing in article 6.6 really occurred, and lender considers it will influence safety of its loan;
(5) borrower delayed performs agreement and does not take corrective actions after lender’s notice.

IX. Violation of agreement

9.1 Borrower does not pay back loan principal, interest fully or does not use loan by agreed purpose, lender shall take penalty interest accordance to overdue interest rate or misappropriate interest rate, as well as compound interest accordingly.

9.2 Borrower shall undertake reminder charges, litigation fee (or arbitration fee), protection fee, notice fee, implementation fee, legal fee, traveling fee and other possible fee, if borrower does not repay loan principal, interest fully on time.

9.3 If the borrower have actions relating to escaping supervision of lender, arrearing loan principal and interest, maliciously escaping existing debts, lender has right to announce its actions on media.

X.Provision on loan offering

10.1 Borrower shall authorize lender that, if there is any expired loan principal, interest, penalty interest or other expenses, lender shall have right to charge back all above-mentioned fees from borrower’s account which has set up in Bank of Communications.

10.2 Lender shall notice borrower about the information of account number, contract number, number of “Application for Credit Volume”, number of loan document and remaining debt of being charged account.

10.3 If being charged cash is not fully paid for loan, it shall use to repay expired debt firstly. If repayment of loan principal and interest shall not overdue within 90days, balance of repayment shall pay back expired interest or penalty interest and compound interest ahead of paying principal unexpired; if loan principal and interest overdue and delayed more than 90 days, the balance of repayment shall pay back expired loan principal ahead of unexpired interest, penalty interest or compound interest.

10.4 If currency in charge is different from being repayment, it shall use exchange rate which is announced by Bank of Communications to transfer currency shall be paid back.

XI. Settlement of Controversy

11.1 Any controversy, claim or dispute arising out of, relating to or in connection with this Agreement shall apply for arbitration by jurisdiction court in the location of lender. In the period of arbitration, both parties shall continue performing non-controversial provisions.

XII.Others

12.1Duly-undersigned “Application for Credit Volume”, “Loan Certificate” and other relevant documents and documentation shall be integral part of agreement herein.

12.2 This agreement shall be dually signed by legal representatives or authorized offiers of both borrower and lender and stamped company chop to come into effect.

12.3 This agreement shall have three original maintained by dually undersigned parties and Guarantor.

Borrower (Company Chop)	Lender (Company Chop)

/s/ Bu Shengfu	/s/ Li Canzhou
Signature	signature
Legal representative or authorized Officer	Legal representative or authorized officer

Date : January 16, 2008	Date: January 16, 2008